Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

At Hall, Kinion & Associates, Inc.

Investor Contact:

Martin Kropelnicki

Vice President & CFO

(415) 895-2200

HALL KINION ANNOUNCES SECOND QUARTER AND FIRST HALF 2003

FINANCIAL RESULTS

Novato, CA — July 29, 2003 — Hall, Kinion & Associates, Inc. (NASDAQ: HAKI), The Talent Source®, announced today financial results for the second quarter ended June 29, 2003.

For the second quarter 2003, net revenues were $42.6 million, compared with revenues of $24.9 million in the second quarter 2002. Gross profit for the quarter was $12.6 million, or 29.6 percent versus $8.6 million or 34.7 percent for the same period a year ago. The second quarter net income was $0.4 million, or $0.03 per diluted share, versus a net loss of $0.9 million, or $0.07 per diluted share, for the second quarter of 2002. The second quarter net income includes net restructuring costs of $0.3 million related to the previously announced second quarter restructuring, offset by favorable adjustments to prior restructuring liabilities. In addition, the Company did not book any taxes against the operating profits incurred in the second quarter of 2003 in accordance with GAAP for income tax accounting. The 2003 second quarter’s operating results included the financial results of OnStaff®, which was acquired in August 2002.

For the six-month period ended June 29, 2003, net revenues were $81.6 million versus $49.3 million, for the same six-month period a year ago. Gross profit, for the six-month period ended June 29, 2003, was $24.0 million, compared to $16.9 million, for the same six-month period a year ago. The net loss for the six-month period ended June 29, 2003, was $3.7 million or a loss of $0.29 per diluted share, compared with a net loss of $3.2 million or a loss of $0.25 per diluted share, in the same six-month period a year ago.

“During the second quarter, the Company continued its focus to improve our financial performance. We are starting to see the results of steps taken by the Company to reduce costs and improve the bottom line. As we move into our third quarter we will continue with our initiatives,” stated Brenda Rhodes, Chairman and CEO. “While the economy continues to firm up, our goal is to be ready and poised to meet the market demand,” Ms. Rhodes added.

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Hall, Kinion & Associates, Inc.

July 29, 2003 / Page 2

Hall, Kinion & Associates will hold a conference call concerning this announcement today, Tuesday, July 29, 2003. The conference call will begin at 8:00 a.m. PDT/ 11:00 a.m. EDT and will last for approximately one hour. To participate on the call, dial in

(703) 925-2406 or (800) 949-2486 at least five minutes prior to the start time. Investors have the opportunity to listen to the conference call live on the Internet at the Company’s Web site at http://www.hallkinion.com. Investors should go to the Web site a few minutes early, as it may be necessary to download audio software to hear the conference call. A replay of the conference call will be available for 14 days via phone at (703) 925-2533 or (888) 266-2081, passcode #204376 through August 12, 2003.

About Hall Kinion & Associates

Hall, Kinion & Associates, Inc., The Talent Source for specialized professionals, delivers world-class talent on a contract and full-time basis to high-demand sectors. The Company finds, evaluates and places industry-specific Technology and Corporate Professionals.

Founded in 1991, Hall Kinion® completed its initial public offering in 1997. The Company operates two divisions, both of which provide consultants and direct-hire talent: the Technology Professional Division places highly-skilled experts in positions ranging from software engineering to CTO into technology, financial services, healthcare, government and energy sectors; and the Corporate Professional Services Division (OnStaff) places specialists at all levels into real estate, financial services and healthcare sectors. For the most current corporate and financial information, visit the Company’s Web site at http://www.hallkinion.com.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding Hall Kinion’s expectations, beliefs, hopes, intentions, models or strategies regarding the future. All forward-looking statements included in this release are based upon information available to Hall Kinion as of the date thereof, and Hall Kinion assumes no obligation to update any such forward-looking statement. Actual results could differ materially from Hall Kinion’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to the rate of hiring and productivity of sales and sales support personnel; the availability of qualified professionals; changes in the relative mix between contract and permanent placement services; changes in the pricing of Hall Kinion’s services; the timing and rate of entrance into or exit from new geographic markets and the addition and closing of offices; the structure and timing of acquisitions, changes in demand for professionals; changes in the economic outlook for the high technology industry and general economic factors. Please refer to the discussion of risk factors and other factors included in Hall Kinion’s Report on Form 10-K for the year ended December 29, 2002 and other filings made with the Securities & Exchange Commission.

This press release speaks only as of the date it was issued and readers are cautioned that changes in general economic, business or other conditions or in the business condition, financial results or operations of Hall Kinion may have occurred since such date. Hall Kinion undertakes no duty to update the information appearing in the press release. Also, subsequent press releases may have been issued, subsequent public conference calls may have been held or documents containing later or additional information may have been filed with the Securities and Exchange Commission (“SEC”) or NASDAQ or otherwise become available or come into existence.

FINANCIAL TABLES FOLLOW

Hall, Kinion & Associates, Inc.

July 29, 2003 / Page 3

	Hall, Kinion & Associates, Inc.
	Condensed Consolidated Balance Sheets
	(In thousands)
	(Unaudited)
	June 29, 2003	Dec. 29, 2002
Assets
Current Assets:
Cash and cash equivalents	$426	$8,571
Accounts receivable, net	21,098	17,804
Prepaid expenses and other current assets	1,324	1,554
Deferred income taxes	3,925	3,925

Total current assets	26,773	31,854
Property and equipment, net	6,172	7,511
Goodwill	11,806	11,849
Intangible assets, net	10,420	10,859
Deferred income taxes and other assets	12,918	12,833

Total assets	$68,089	$74,906

Liabilities and Stockholders’ Equity
Current Liabilities:
Line of credit	$—	$10,000
Accounts payable and accrued expenses	9,665	11,108
Restructure expense	2,420	3,014
Income taxes payable	788	816

Total current liabilities	12,873	24,938
Line of credit	8,785	—
Accrued compensation and deferred rent	3,322	3,046
Reserve for non-current restructuring costs	3,142	3,155

Total liabilities	28,122	31,139

Stockholders’ equity:
Common stock	84,712	85,036
Stockholder notes receivable	(600)	(800)
Accumulated other comprehensive loss	(101)	(103)
Accumulated deficit	(44,044)	(40,366)

Total stockholders’ equity	39,967	43,767

Total liabilities and stockholders’ equity	$68,089	$74,906

Hall, Kinion & Associates, Inc.

July 29, 2003 / Page 4

	Hall, Kinion & Associates, Inc.
	Condensed Consolidated Statements of Operations
	(In thousands, except per share amounts)
	(Unaudited)
	Three Months Ended		Six Months Ended
	June 29, 2003	June 30, 2002	June 29, 2003	June 30, 2002
Net revenues:
Contract services	$41,394	$23,493	$79,252	$46,637
Permanent placement	1,216	1,358	2,338	2,691

Total net revenues	42,610	24,851	81,590	49,328
Cost of contract services	30,002	16,228	57,606	32,385

Gross profit	12,608	8,623	23,984	16,943

Operating expenses:
Selling, general and administrative	11,924	10,182	24,980	22,682
Restructuring costs	305	—	2,566	—

Total operating expenses	12,229	10,182	27,546	22,682

Income (loss) from operations	379	(1,559)	(3,562)	(5,739)
Other (income) / expense, net	(129)	(26)	(95)	(34)
Interest income	(5)	(84)	(30)	(252)
Interest expense	132	—	241	9

Net income (loss) before income taxes	381	(1,449)	(3,678)	(5,462)
Income tax benefit	—	590	—	2,223

Net income (loss)	$381	$(859)	$(3,678)	$(3,239)

Net income (loss) per share:
Basic	$0.03	$(0.07)	$(0.29)	$(0.25)
Diluted	$0.03	$(0.07)	$(0.29)	$(0.25)

Shares used in per share calculations:
Shares Outstanding—Basic	12,582	12,344	12,599	12,978
Shares Outstanding—Diluted	12,682	12,344	12,599	12,978